UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

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[ ] Preliminary Proxy Statement
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[] Definitive Proxy Statement
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[ ] Soliciting Material Pursuant to §240.14a-12

Carver Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Call Script to Stockholders
Hello, this is Debbie Wright, Chairman and Chief Executive Officer of Carver Bancorp, with an important message for our Stockholders.
Recently we sent you proxy materials regarding Carver's Annual Meeting, which will be held on Tuesday, October 25th. This annual meeting is the most important in Carver's history and your Board of Directors is asking you to vote your shares as soon as possible. The proposals on this year's agenda will determine the future of YOUR institution, and your participation is therefore critical.
So, please Vote Today.
If you hold stock through a brokerage firm, they cannot vote your shares on a number of vital proposals unless you provide specific voting instructions. If you have questions or need assistance, please call our proxy solicitation firm, Morrow & Co., at 1-877-749-5770.
Thank you for your prompt response and your continued support of Carver Bancorp. I hope to see you at the Annual Meeting of Stockholders on Tuesday, October 25th.